EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

We consent to the use of, our report dated April 14, 2014, with respect to the financial statements of  Beta Music Group, Inc.  included in this Form 10-A2 for the years ended December 31, 2013 and 2012 .

/s/MaloneBailey, LLP